Exhibit 99.2
News
Release                                                         TXU LOGO
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1601 Bryan Street
Dallas, Texas  75201-3411

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

         TXU Corp. Agrees To Settle Shareholder Class Action Litigation

DALLAS (January 21, 2005) - TXU Corp. (NYSE: TXU) announced today that it reached a comprehensive settlement regarding the consolidated amended securities class action lawsuit initially filed against the company in October 2002. The agreement, in which TXU Corp. denies any liability, includes a one-time payment of $150 million to the class members, which are purchasers of TXU Corp. securities between April 26, 2001 and October 11, 2002, and, subject to Board of Directors approval, the adoption of certain corporate governance initiatives.

TXU Corp. has reached agreement with certain of its directors' and officers' insurance carriers for the payment of $66 million of the settlement amount and expects to recover additional amounts from other carriers. The remaining $84 million is less than the amount previously reserved for the settlement of litigation cases. As a result, the expense accrual of $100 million ($65 million after tax) recorded in the second quarter will be reduced by $16 million ($10 million after tax) in the fourth quarter of 2004. As with the second quarter 2004 expense, the benefit resulting from the reduction in the accrual will not affect the company's operational earnings1 expectations. The accrual could be reduced further if additional amounts are received under insurance policies as expected. The payment is expected to be placed in trust within 60 days and will be sourced from the insurance carriers and from TXU Corp. cash on hand and available credit facility capacity.

Table 1 provides a recap of the settlement amounts before any additional insurance recoveries.

Table 1: Recap of Settlement Payment and Expense Calculations
$millions

----------------------------------------------------------------------------------------- -------------- -----------
Description                                                                                 Before Tax     After Tax
----------------------------------------------------------------------------------------- -------------- -----------
Settlement amount                                                                                  150
.......................................................................................... .............. ...........
Less: minimum to be paid by insurance carriers                                                      66
.......................................................................................... .............. ...........
Maximum to be paid by TXU Corp.                                                                     84            55
.......................................................................................... .............. ...........
Litigation resolution expense accrued in Q2 04                                                     100            65
.......................................................................................... .............. ...........
Less: actual settlement expense (subject to reduction for added insurance recovery)                 84            55
.......................................................................................... .............. ...........
Benefit (reduced expense) to be recorded in Q4 04                                                   16            10
----------------------------------------------------------------------------------------- -------------- -----------


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1 Operational earnings is a non-GAAP measure defined as per share (diluted)
income from continuing operations, excluding special items and net of preference share dividends. TXU believes that operational earnings is a useful measure of underlying results because of the magnitude and scope of TXU Corp.'s performance improvement program and the significant effect of the special items on reported results. TXU relies on operational earnings for evaluation of performance and believes that analysis of the business by external users is enhanced by visibility to both reported GAAP earnings and operational earnings. Special items are unusual charges related to the implementation of the performance improvement program and other charges, credits or gains that are unusual or nonrecurring.


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

Table 2 provides a recap of the estimated sources of funds and uses of funds in the settlement.

Table 2: Recap of Estimated Sources and Uses of Settlement Funds
$millions

--------------------------------------------------------------------- --------------
Description                                                                 Amount
--------------------------------------------------------------------- --------------
Minimum to be paid by insurance carriers                                        66
...................................................................... ..............
Maximum to be paid by TXU Corp.                                                 84
...................................................................... ..............
Total sources                                                                  150
...................................................................... ..............
...................................................................... ..............
Estimated plaintiff attorney fees2                                              30
...................................................................... ..............
Estimated total distribution to class members (shareholders)                   120
...................................................................... ..............
Total uses                                                                     150
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

As part of the settlement, TXU Corp.'s Board of Directors will consider for adoption several new corporate governance initiatives, consistent with the Company's ongoing commitment to governance excellence. The governance initiatives to be considered by TXU Corp.'s Board of Directors as part of the settlement include:

.. Criteria for determining director independence that are more stringent than the current NYSE criteria previously adopted by the Company;
.. Annual review of director compensation by TXU Corp.'s Organization and
  Compensation Committee;
.. A policy requiring majority shareholder approval prior to the adoption of any stock option plan; and
.. Establishment of stock ownership guidelines for directors.

Additionally, consistent with TXU Corp.'s ongoing governance initiatives, the TXU Corp. Board of Directors will replace at least two directors no later than May 2006 with candidates who meet pre-defined independence criteria.

C. John Wilder, TXU Corp.'s Chief Executive Officer, stated, "Settling this litigation now removes the distractions, expense and uncertainty that accompany such litigation and enables us to look ahead and focus on delivering on our restructuring plan and improving the performance and competitiveness of our core businesses. Shareholders will also benefit from governance initiatives that are adopted as part of this settlement. These initiatives will complement TXU's ongoing commitment to governance excellence."

The parties are finalizing the settlement agreement before submitting it to the Court. The settlement agreement is subject to various conditions, including preliminary approval by the Court, notice to the class, and final approval and judgment by the Court. TXU Corp. denies any liability or violation of law but has agreed to settle to avoid the burden, distractions, costs and uncertainties of such litigation. Terms of the settlement and the procedures which class members may follow will be set forth in a notice to be sent to the class by their attorneys.

TXU Corp., a Dallas-based energy company, manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. In TXU Corp.'s unregulated business, TXU Energy Retail provides electricity and related services to more than 2.5 million competitive electricity customers in Texas, more customers than any other retail electric provider in the state. TXU Power has over 18,300 megawatts of generation in Texas, including 2,300 MW of nuclear-fired and 5,837 MW of lignite/coal-fired generation capacity. TXU Corp. is also the largest purchaser of wind-generated electricity in Texas and among the top five purchasers in North America. TXU Corp.'s regulated electric distribution and transmission business, TXU Electric Delivery Company, complements the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable electricity delivery to consumers. TXU Electric Delivery operates the largest distribution and transmission system in Texas, providing power to 2.9 million electric delivery points over more than 98,000 miles of distribution and 14,000 miles of transmission lines. Visit www.txucorp.com for more information about TXU Corp.


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2 Plaintiff attorney fees estimated at 20 percent of settlement amount. Actual amount will be set by the Court.


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

This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in TXU Corp.'s SEC filings on Forms 10-K and 10-Q. In addition to the risks and uncertainties set forth in the company's SEC filings, the forward-looking statements in this release could be affected by the parties of the settlement to achieve the various conditions of the settlement, including, but not limited to, attaining approval and judgment for the settlement from the Court.

                                      -END-

For more information, contact:

Media                                       Investor Relations
-----                                       ------------------
Chris Schein      Kimberly Morgan           Tim Hogan           Bill Huber
214-875-8329      214-875-8016              214-875-9275        214-875-8301










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